Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Dada Nexus Limited
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, par value US$0.0001 per share	Rule 457(c) and Rule 457(h)	72,776,208(3)	US$0.35(3)	US$25,289,732.28	US$0.00015310	US$3,871.86

	Total Offering Amounts				US$25,289,732.28		US$3,871.86
Total Fee Offsets							—
Net Fee Due							US$3,871.86

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents four (4) ordinary shares of the Registrant. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under separate registration statement on Form F-6 (File No.: 333-238826).

(2)	Represents ordinary shares issuable pursuant to the awards granted or to be granted under the Second Amended and Restated 2020 Share Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(3)	These ordinary shares are reserved for future award grants under the Plan. The number of ordinary shares available for issuance under the Plan has been estimated for the purposes of calculating the amount of the registration fee. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on December 5, 2024, adjusted for ADS to ordinary share ratio.

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